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                                     EXHIBIT 23.2



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Roberts Dodge, Inc. and Affiliated Company


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                                      /s/ KPMG Peat Marwick LLP


Portland, Oregon
November 22, 1996